Exhibit 99.1
OpenText Reports Third Quarter Fiscal Year 2021 Financial Results

Record Annual Recurring Revenues (ARR), Record Cloud Revenues

Third Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$832.9	$807.9	$691.8	$673.8	$355.8	$350.0
+2.2%	(0.8)%	+4.4%	+1.7%	+4.8%	+3.1%
Annual Recurring Revenues represent 83% of Total Revenues

•Operating cash flows were $63.6 million and free cash flows were $50.3 million, which include an IRS settlement payment of $290.0 million
•GAAP-based net income of $91.5 million, up 252.4% Y/Y, margin of 11.0%, up 780 basis points Y/Y
•Adjusted EBITDA of $297.1 million, up 14.5%, margin of 35.7%, up 390 basis points Y/Y
•GAAP-based diluted EPS of $0.33, up 230.0% Y/Y
•Non-GAAP diluted EPS of $0.75, up 23.0%, and $0.71 in constant currency, up 16.4% Y/Y

Waterloo, ON, May 6, 2021 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), “The Information Company,” today announced its financial results for the third quarter ended March 31, 2021.
“The shift to modern work, digital customer experiences, supply chain retooling and continued economic stimulus are creating positive demand for OpenText Cloud Editions ™ and other services,” said Mark J. Barrenechea, OpenText CEO & CTO. “OpenText delivered a robust quarter with organic revenue growth in Annual Recurring Revenues (ARR) and Cloud services and subscriptions, driving Total Growth and profitability across the organization. Total revenues in the quarter grew 2.2% year-over-year to $832.9 million, Cloud services and subscriptions revenues grew 4.8% year-over-year to a record $355.8 million. Annual Recurring Revenues grew to a record $691.8 million, up 4.4% year-over-year, representing 83% of total revenues. We are well positioned to grow and extend our leadership in Information Management as we focus on expanding our global sales initiatives and capturing market share.”
“OpenText Cloud Editions – The Ultimate Cloud™ brings together everything a company needs to accelerate their digital transformation, grow, engage with their customers, and stay ahead of the competition,” said Mr. Barrenechea. “With flexible deployment options and secure, purpose-built solutions to support modern work, OpenText’s complete Information Management suite continues to be vital for companies of all sizes. Through our GROW with OpenText program, we will continue to successfully deliver compelling innovations that provide our customers with a competitive digital advantage.”
“In Q3 we continued on our proven path, achieving excellence in operational performance while investing in initiatives to drive organic growth,” said OpenText EVP, CFO, Madhu Ranganathan. “We delivered $297.1 million of Adjusted EBITDA and $63.6 million of free cash flows, which include the IRS settlement payment of $290.0 million, and we continue to focus on generating consistent free cash flows. Our balance sheet and liquidity position remain strong with approximately $1.5 billion of cash after the IRS settlement payment and a 1.6x net leverage ratio, giving us the financial strength and flexibility to invest in future growth and deploy capital for the right acquisitions.”

Financial Highlights for Q3 Fiscal 2021 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q3 FY'21	Q3 FY'20	$ Change	% Change (Y/Y)	Q3 FY'21 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$355.8	$339.5	$16.4	4.8%	$350.0	3.1%
Customer support	335.9	322.9	13.1	4.0%	323.8	0.3%
Total annual recurring revenues**	$691.8	$662.3	$29.4	4.4%	$673.8	1.7%
License	76.3	81.1	(4.8)	(5.9)%	72.2	(10.9)%
Professional service and other	64.9	71.3	(6.4)	(9.0)%	61.8	(13.3)%
Total revenues	$832.9	$814.7	$18.3	2.2%	$807.9	(0.8)%
GAAP-based operating income	$152.4	$95.1	$57.3	60.3%	N/A	N/A
Non-GAAP-based operating income (1)	$275.2	$234.7	$40.5	17.3%	$263.4	12.2%
GAAP-based net income attributable to OpenText	$91.5	$26.0	$65.5	252.4%	N/A	N/A
GAAP-based EPS, diluted	$0.33	$0.10	$0.23	230.0%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.75	$0.61	$0.14	23.0%	$0.71	16.4%
Adjusted EBITDA (1)	$297.1	$259.5	$37.7	14.5%	$285.2	9.9%
Operating cash flows	$63.6	$329.6	($266.0)	(80.7)%	N/A	N/A
Free cash flows (1)	$50.3	$312.8	($262.5)	(83.9)%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY'21 YTD	FY'20 YTD	$ Change	% Change (Y/Y)	FY'21 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,047.3	$825.1	$222.2	26.9%	$1,036.9	25.7%
Customer support	999.8	950.7	49.1	5.2%	977.9	2.9%
Total annual recurring revenues**	$2,047.1	$1,775.7	$271.4	15.3%	$2,014.8	13.5%
License	252.2	297.0	(44.9)	(15.1)%	243.5	(18.0)%
Professional service and other	193.3	210.3	(17.0)	(8.1)%	187.0	(11.1)%
Total revenues	$2,492.6	$2,283.1	$209.5	9.2%	$2,445.4	7.1%
GAAP-based operating income	$569.2	$412.3	$156.9	38.1%	N/A	N/A
Non-GAAP-based operating income (1)	$936.1	$765.0	$171.1	22.4%	$908.2	18.7%
GAAP-based net income attributable to OpenText	$129.4	$207.8	($78.4)	(37.7)%	N/A	N/A
GAAP-based EPS, diluted	$0.47	$0.77	($0.30)	(39.0)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$2.59	$2.09	$0.50	23.9%	$2.50	19.6%
Adjusted EBITDA (1)	$1,000.2	$830.7	$169.5	20.4%	$971.9	17.0%
Operating cash flows	$579.9	$674.3	($94.4)	(14.0)%	N/A	N/A
Free cash flows (1)	$543.7	$619.3	($75.6)	(12.2)%	N/A	N/A

(1) Please see note 2 "Use of Non-GAAP Financial Measures" below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on May 5, 2021 a cash dividend of $0.2008 per common share. The record date for this dividend is June 4, 2021 and the payment date is June 25, 2021. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.

Quarterly Business Highlights
•Key customer wins in the quarter included AccessDx, Achievers, AIA Philam Life, Central 1, Impulse Dynamics, Johnson & Johnson, Maersk, New Balance Athletic Shoe, Inc., Royal Bank of Canada, State of Qatar Ministry of Interior, Uniper and Vitesco Technologies
•Launched OpenText World Europe and Asia Pacific
•Announced the release of Cloud Editions 21.2, enabling organizations to GROW with OpenText
•Announced new Content Services platform to power modern work in the Cloud
•OpenText Migrate achieved AWS Outposts Ready designation
•Announced OpenText™ EnCase Endpoint Security is now certified on Microsoft Azure
•Launched Webroot Business Management Console 6.0
•Appointed Kristina Lengyel as Executive Vice President, Customer Solutions
•Appointed Renee McKenzie as Senior Vice President, Chief Information Officer

Summary of Quarterly Results
	Q3 FY'21	Q2 FY'21	Q3 FY'20	% Change (Q3 FY'21 vs Q2 FY'21)		% Change (Q3 FY'21 vs Q3 FY'20)
Revenue (millions)	$832.9	$855.6	$814.7	(2.7)%		2.2%
GAAP-based gross margin	68.6%	70.5%	65.4%	(190)	bps	320	bps
GAAP-based earnings (loss) per share, diluted	$0.33	($0.24)	$0.10	(237.5)%		230.0%
Non-GAAP-based gross margin (1)	75.2%	77.1%	73.3%	(190)	bps	190	bps
Non-GAAP-based EPS, diluted (1)(2)	$0.75	$0.95	$0.61	(21.1)%		23.0%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below.
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning May 6, 2021 at 7:00 p.m. ET through 11:59 p.m. on May 20, 2021 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 6557 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to Non-GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2021 (Fiscal 2021) on growth, future cloud growth and market share gains, generating substantial long-term value for shareholders, the financial and operational impact of the COVID-19 pandemic, anticipated benefits of our partnerships and next generation product lines, the strength of our operating framework and balance sheet flexibility, continued investments in product innovation, go-to-market and strategic acquisitions, M&A continuing to be our leading growth contributor, our capital allocation strategy, creating value through investments in broader Information Management capabilities, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, the focus on recurring revenues, improving operational efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, declaration of quarterly dividends, potential share repurchases pursuant to its Repurchase Plan, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2021 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially which include, but are not limited to, actual and potential risks and uncertainties relating to the ultimate spread of COVID-19, the severity of the disease and the duration of the COVID-19 pandemic. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2021 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2021	June 30, 2020
ASSETS	(unaudited)
Cash and cash equivalents	$1,475,626	$1,692,850
Accounts receivable trade, net of allowance for credit losses of $22,931 as of March 31, 2021 and $20,906 as of June 30, 2020	402,672	466,357
Contract assets	26,276	29,570
Income taxes recoverable	17,026	61,186
Prepaid expenses and other current assets	140,576	136,436
Total current assets	2,062,176	2,386,399
Property and equipment	230,517	244,555
Operating lease right of use assets	226,021	207,869
Long-term contract assets	18,594	15,427
Goodwill	4,688,449	4,672,356
Acquired intangible assets	1,291,796	1,612,564
Deferred tax assets	833,369	911,565
Other assets	174,965	154,467
Long-term income taxes recoverable	30,734	29,620
Total assets	$9,556,621	$10,234,822
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$372,819	$373,314
Current portion of long-term debt	10,000	610,000
Operating lease liabilities	56,143	64,071
Deferred revenues	873,581	812,218
Income taxes payable	26,481	44,630
Total current liabilities	1,339,024	1,904,233
Long-term liabilities:
Accrued liabilities	27,849	34,955
Pension liability	80,649	73,129
Long-term debt	3,580,206	3,584,311
Long-term operating lease liabilities	217,584	217,165
Long-term deferred revenues	99,679	94,382
Long-term income taxes payable	31,974	171,200
Deferred tax liabilities	147,731	148,738
Total long-term liabilities	4,185,672	4,323,880
Shareholders' equity:
Share capital and additional paid-in capital
272,973,445 and 271,863,354 Common Shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively; authorized Common Shares: unlimited	1,915,759	1,851,777
Accumulated other comprehensive income	54,074	17,825
Retained earnings	2,130,047	2,159,396
Treasury stock, at cost (1,567,664 and 622,297 shares at March 31, 2021 and June 30, 2020, respectively)	(69,386)	(23,608)
Total OpenText shareholders' equity	4,030,494	4,005,390
Non-controlling interests	1,431	1,319
Total shareholders' equity	4,031,925	4,006,709
Total liabilities and shareholders' equity	$9,556,621	$10,234,822

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Revenues:
Cloud services and subscriptions	$355,845	$339,463	$1,047,285	$825,068
Customer support	335,915	322,865	999,806	950,671
License	76,299	81,055	252,170	297,048
Professional service and other	64,872	71,296	193,327	210,337
Total revenues	832,931	814,679	2,492,588	2,283,124
Cost of revenues:
Cloud services and subscriptions	123,729	127,565	354,235	333,371
Customer support	30,953	32,151	89,815	91,326
License	2,810	2,544	9,601	7,917
Professional service and other	50,321	56,526	143,521	164,468
Amortization of acquired technology-based intangible assets	53,453	63,401	165,581	145,998
Total cost of revenues	261,266	282,187	762,753	743,080
Gross profit	571,665	532,492	1,729,835	1,540,044
Operating expenses:
Research and development	110,071	108,184	304,212	269,645
Sales and marketing	158,687	166,234	438,984	432,162
General and administrative	71,548	68,828	190,502	174,958
Depreciation	21,961	24,820	64,244	65,809
Amortization of acquired customer-based intangible assets	54,156	59,943	164,075	160,561
Special charges (recoveries)	2,846	9,406	(1,404)	24,579
Total operating expenses	419,269	437,415	1,160,613	1,127,714
Income from operations	152,396	95,077	569,222	412,330
Other income (expense), net	8,283	(18,923)	16,417	(19,736)
Interest and other related expense, net	(37,333)	(41,263)	(114,017)	(105,849)
Income before income taxes	123,346	34,891	471,622	286,745
Provision for (recovery of) income taxes	31,818	8,891	342,121	78,800
Net income for the period	$91,528	$26,000	$129,501	$207,945
Net (income) loss attributable to non-controlling interests	(38)	(35)	(112)	(112)
Net income attributable to OpenText	$91,490	$25,965	$129,389	$207,833
Earnings per share—basic attributable to OpenText	$0.34	$0.10	$0.47	$0.77
Earnings per share—diluted attributable to OpenText	$0.33	$0.10	$0.47	$0.77
Weighted average number of Common Shares outstanding—basic (in '000's)	272,832	271,221	272,414	270,559
Weighted average number of Common Shares outstanding—diluted (in '000's)	273,924	272,202	273,312	271,643

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net income for the period	$91,528	$26,000	$129,501	$207,945
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(12,568)	(15,484)	36,142	(16,220)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $246 and ($1,276) for the three months ended March 31, 2021 and 2020, respectively; $1,302 and ($1,181) for the nine months ended March 31, 2021 and 2020, respectively	681	(3,539)	3,608	(3,278)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of ($399) and $121 for the three months ended March 31, 2021 and 2020, respectively; ($682) and $98 for the nine months ended March 31, 2021 and 2020, respectively	(1,108)	337	(1,892)	273
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $944 and $1,495 for the three months ended March 31, 2021 and 2020, respectively; ($413) and $1,554 for the nine months ended March 31, 2021 and 2020, respectively	344	3,309	(2,342)	3,923
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $95 and $203 for the three months ended March 31, 2021 and 2020, respectively; $275 and $446 for the nine months ended March 31, 2021 and 2020, respectively	249	153	733	644
Total other comprehensive income (loss) net, for the period	(12,402)	(15,224)	36,249	(14,658)
Total comprehensive income	79,126	10,776	165,750	193,287
Comprehensive (income) loss attributable to non-controlling interests	(38)	(35)	(112)	(112)
Total comprehensive income attributable to OpenText	$79,088	$10,741	$165,638	$193,175

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended March 31, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	272,589	$1,889,857	(1,101)	$(47,555)	$2,093,076	$66,476	$1,393	$4,003,247
Issuance of Common Shares
Under employee stock option plans	219	8,270	—	—	—	—	—	8,270
Under employee stock purchase plans	165	6,421	—	—	—	—	—	6,421
Share-based compensation	—	12,357	—	—	—	—	—	12,357
Purchase of treasury stock	—	—	(490)	(22,977)	—	—	—	(22,977)
Issuance of treasury stock	—	(1,146)	23	1,146	—	—	—	—
Dividends declared ($0.2008 per Common Share)	—	—	—	—	(54,519)	—	—	(54,519)
Other comprehensive income (loss) - net	—	—	—	—	—	(12,402)	—	(12,402)
Net income for the quarter	—	—	—	—	91,490	—	38	91,528
Balance as of March 31, 2021	272,973	$1,915,759	(1,568)	$(69,386)	$2,130,047	$54,074	$1,431	$4,031,925

	Three Months Ended March 31, 2020
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	270,609	$1,803,663	(847)	$(32,066)	$2,201,653	$24,690	$1,292	$3,999,232
Issuance of Common Shares
Under employee stock option plans	886	23,414	—	—	—	—	—	23,414
Under employee stock purchase plans	139	5,217	—	—	—	—	—	5,217
Share-based compensation	—	6,856	—	—	—	—	—	6,856
Dividends declared ($0.1746 per Common Share)	—	—	—	—	(47,279)	—	—	(47,279)
Other comprehensive income (loss) - net	—	—	—	—	—	(15,224)	—	(15,224)
Non-controlling interest	—	—	—	—	—	—	(39)	(39)
Net income for the quarter	—	—	—	—	25,965	—	35	26,000
Balance as of March 31, 2020	271,634	$1,839,150	(847)	$(32,066)	$2,180,339	$9,466	$1,288	$3,998,177

	Nine Months Ended March 31, 2021
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2020	271,863	$1,851,777	(622)	$(23,608)	$2,159,396	$17,825	$1,319	$4,006,709
Adoption of ASU 2016-13 - cumulative effect, net	—	—	—	—	(2,450)	—	—	(2,450)
Issuance of Common Shares
Under employee stock option plans	743	23,768	—	—	—	—	—	23,768
Under employee stock purchase plans	367	13,974	193	6,690	—	—	—	20,664
Share-based compensation	—	38,619	—	—	—	—	—	38,619
Purchase of treasury stock	—	—	(1,455)	(64,847)	—	—	—	(64,847)
Issuance of treasury stock	—	(12,379)	316	12,379	—	—	—	—
Dividends declared ($0.5762 per Common Share)	—	—	—	—	(156,288)	—	—	(156,288)
Other comprehensive income (loss) - net	—	—	—	—	—	36,249	—	36,249
Net income for the period	—	—	—	—	129,389	—	112	129,501
Balance as of March 31, 2021	272,973	$1,915,759	(1,568)	$(69,386)	$2,130,047	$54,074	$1,431	$4,031,925

	Nine Months Ended March 31, 2020
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2019	269,834	$1,774,214	(803)	$(28,766)	$2,113,883	$24,124	$1,215	$3,884,670
Issuance of Common Shares
Under employee stock option plans	1,301	34,773	—	—	—	—	—	34,773
Under employee stock purchase plans	499	17,757	—	—	—	—	—	17,757
Share-based compensation	—	21,530	—	—	—	—	—	21,530
Purchase of treasury stock	—	—	(300)	(12,424)	—	—	—	(12,424)
Issuance of treasury stock	—	(9,124)	256	9,124	—	—	—	—
Dividends declared ($0.5238 per Common Share)	—	—	—	—	(141,377)	—	—	(141,377)
Other comprehensive income (loss) - net	—	—	—	—	—	(14,658)	—	(14,658)
Non-controlling interest	—	—	—	—	—	—	(39)	(39)
Net income for the period	—	—	—	—	207,833	—	112	207,945
Balance as of March 31, 2020	271,634	$1,839,150	(847)	$(32,066)	$2,180,339	$9,466	$1,288	$3,998,177

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income for the period	$91,528	$26,000	$129,501	$207,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	129,570	148,164	393,900	372,368
Share-based compensation expense	12,357	6,856	38,619	21,530
Pension expense	1,550	1,428	4,670	4,323
Amortization of debt issuance costs	1,141	1,227	3,395	3,503
Loss on extinguishment of debt	—	17,854	—	17,854
Loss on sale and write down of property and equipment	1,026	—	1,979	—
Deferred taxes	447	2,543	80,844	36,711
Share in net (income) loss of equity investees	(11,765)	(4,527)	(20,020)	(6,475)
Changes in operating assets and liabilities:
Accounts receivable	54,345	83,590	87,072	86,188
Contract assets	(8,842)	(9,006)	(29,035)	(26,665)
Prepaid expenses and other current assets	(10,494)	(6,854)	(2,528)	(7,355)
Income taxes	(286,435)	(33,717)	(117,594)	(34,608)
Accounts payable and accrued liabilities	9,211	(9,028)	(27,327)	(42,263)
Deferred revenue	81,247	102,373	62,600	38,280
Other assets	2,232	5,079	765	7,436
Operating lease assets and liabilities, net	(3,546)	(2,381)	(26,910)	(4,486)
Net cash provided by operating activities	63,572	329,601	579,931	674,286
Cash flows from investing activities:
Additions of property and equipment	(13,311)	(16,793)	(36,267)	(55,005)
Purchase of XMedius	—	(73,335)	444	(73,335)
Purchase of Carbonite, Inc., net of cash and restricted cash acquired	—	(88,458)	—	(1,305,097)
Purchase of Dynamic Solutions Group Inc.	—	—	(371)	(4,149)
Other investing activities	(648)	(5,803)	(2,018)	(11,344)
Net cash used in investing activities	(13,959)	(184,389)	(38,212)	(1,448,930)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	16,603	29,990	45,780	53,107
Proceeds from long-term debt and Revolver	—	2,400,000	—	3,150,000
Repayment of long-term debt and Revolver	(2,500)	(1,706,131)	(607,500)	(1,711,131)
Debt extinguishment costs	—	(11,248)	—	(11,248)
Debt issuance costs	—	(17,191)	—	(18,170)
Purchase of treasury stock	(22,977)	—	(64,847)	(12,424)
Payments of dividends to shareholders	(54,519)	(47,279)	(156,288)	(141,377)
Net cash provided by (used in) financing activities	(63,393)	648,141	(782,855)	1,308,757
Foreign exchange gain (loss) on cash held in foreign currencies	(11,218)	(15,989)	22,553	(20,060)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(24,998)	777,364	(218,583)	514,053
Cash, cash equivalents and restricted cash at beginning of the period	1,503,678	680,232	1,697,263	943,543
Cash, cash equivalents and restricted cash at end of the period	$1,478,680	$1,457,596	$1,478,680	$1,457,596

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2021	March 31, 2020
Cash and cash equivalents	$1,475,626	$1,452,570
Restricted cash (1)	3,054	5,026
Total cash, cash equivalents and restricted cash	$1,478,680	$1,457,596

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2021 (In thousands, except for per share data)
	Three Months Ended March 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$123,729		$(505)	(1)	$123,224
Customer support	30,953		(464)	(1)	30,489
Professional service and other	50,321		(684)	(1)	49,637
Amortization of acquired technology-based intangible assets	53,453		(53,453)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	571,665	68.6%	55,106	(3)	626,771	75.2%
Operating expenses
Research and development	110,071		(2,146)	(1)	107,925
Sales and marketing	158,687		(4,580)	(1)	154,107
General and administrative	71,548		(3,978)	(1)	67,570
Amortization of acquired customer-based intangible assets	54,156		(54,156)	(2)	—
Special charges (recoveries)	2,846		(2,846)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	152,396		122,812	(5)	275,208
Other income (expense), net	8,283		(8,283)	(6)	—
Provision for (recovery of) income taxes	31,818		1,485	(7)	33,303
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	91,490		113,044	(8)	204,534
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.33		$0.42	(8)	$0.75

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 26% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$91,490	$0.33
Add:
Amortization	107,609	0.39
Share-based compensation	12,357	0.05
Special charges (recoveries)	2,846	0.01
Other (income) expense, net	(8,283)	(0.03)
GAAP-based provision for (recovery of) income taxes	31,818	0.12
Non-GAAP-based provision for income taxes	(33,303)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$204,534	$0.75

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2021
GAAP-based net income, attributable to OpenText	$91,490
Add:
Provision for (recovery of) income taxes	31,818
Interest and other related expense, net	37,333
Amortization of acquired technology-based intangible assets	53,453
Amortization of acquired customer-based intangible assets	54,156
Depreciation	21,961
Share-based compensation	12,357
Special charges (recoveries)	2,846
Other (income) expense, net	(8,283)
Adjusted EBITDA	$297,131

GAAP-based net income margin	11.0%
Adjusted EBITDA margin	35.7%
Reconciliation of Free cash flows

Three Months Ended March 31, 2021
GAAP-based cash flows provided by operating activities	$63,572
Add:
Capital expenditures (1)	(13,311)
Free cash flows	$50,261

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2021 (In thousands, except for per share data)
	Nine Months Ended March 31, 2021
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$354,235		$(2,484)	(1)	$351,751
Customer support	89,815		(1,405)	(1)	88,410
Professional service and other	143,521		(1,867)	(1)	141,654
Amortization of acquired technology-based intangible assets	165,581		(165,581)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,729,835	69.4%	171,337	(3)	1,901,172	76.3%
Operating expenses
Research and development	304,212		(7,195)	(1)	297,017
Sales and marketing	438,984		(13,594)	(1)	425,390
General and administrative	190,502		(12,074)	(1)	178,428
Amortization of acquired customer-based intangible assets	164,075		(164,075)	(2)	—
Special charges (recoveries)	(1,404)		1,404	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	569,222		366,871	(5)	936,093
Other income (expense), net	16,417		(16,417)	(6)	—
Provision for (recovery of) income taxes	342,121		(227,030)	(7)	115,091
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	129,389		577,484	(8)	706,873
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.47		$2.12	(8)	$2.59

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 73% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. The GAAP-based tax provision rate for the nine months ended March 31, 2021 includes the income tax provision charge from the IRS settlement partially offset by a tax benefit from the release of unrecognized tax benefits due to the conclusion of relevant tax audits that was recognized during the three months ended December 31, 2020.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2021
		Per share diluted
GAAP-based net income, attributable to OpenText	$129,389	$0.47
Add:
Amortization	329,656	1.21
Share-based compensation	38,619	0.14
Special charges (recoveries)	(1,404)	(0.01)
Other (income) expense, net	(16,417)	(0.06)
GAAP-based provision for (recovery of) income taxes	342,121	1.26
Non-GAAP-based provision for income taxes	(115,091)	(0.42)
Non-GAAP-based net income, attributable to OpenText	$706,873	$2.59
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2021
GAAP-based net income, attributable to OpenText	$129,389
Add:
Provision for (recovery of) income taxes	342,121
Interest and other related expense, net	114,017
Amortization of acquired technology-based intangible assets	165,581
Amortization of acquired customer-based intangible assets	164,075
Depreciation	64,244
Share-based compensation	38,619
Special charges (recoveries)	(1,404)
Other (income) expense, net	(16,417)
Adjusted EBITDA	$1,000,225

GAAP-based net income margin	5.2%
Adjusted EBITDA margin	40.1%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2021
GAAP-based cash flows provided by operating activities	$579,931
Add:
Capital expenditures (1)	(36,267)
Free cash flows	$543,664

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2020 (In thousands, except for per share data)
	Three Months Ended December 31, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$117,882		$(1,143)	(1)	$116,739
Customer support	29,668		(499)	(1)	29,169
Professional service and other	46,619		(666)	(1)	45,953
Amortization of acquired technology-based intangible assets	54,091		(54,091)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	603,082	70.5%	56,399	(3)	659,481	77.1%
Operating expenses
Research and development	100,238		(2,707)	(1)	97,531
Sales and marketing	147,897		(4,957)	(1)	142,940
General and administrative	62,765		(4,554)	(1)	58,211
Amortization of acquired customer-based intangible assets	54,926		(54,926)	(2)	—
Special charges (recoveries)	(17,494)		17,494	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	234,470		106,049	(5)	340,519
Other income (expense), net	5,251		(5,251)	(6)	—
Provision for (recovery of) income taxes	267,559		(225,150)	(7)	42,409
GAAP-based net income (loss) / Non-GAAP-based net income, attributable to OpenText	(65,477)		325,948	(8)	260,471
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$(0.24)		$1.19	(8)	$0.95

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 132% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. The GAAP-based tax provision rate for the three months ended December 31, 2020 includes an income tax provision charge from the IRS Settlement partially offset by a tax benefit from the release of unrecognized tax benefits due to the conclusion of relevant tax audits.

(8)    Reconciliation of GAAP-based net loss to Non-GAAP-based net income:

	Three Months Ended December 31, 2020
		Per share diluted*
GAAP-based net loss, attributable to OpenText	$(65,477)	$(0.24)
Add:
Amortization	109,017	0.40
Share-based compensation	14,526	0.05
Special charges (recoveries)	(17,494)	(0.06)
Other (income) expense, net	(5,251)	(0.02)
GAAP-based provision for (recovery of) income taxes	267,559	0.98
Non-GAAP-based provision for income taxes	(42,409)	(0.16)
Non-GAAP-based net income, attributable to OpenText	$260,471	$0.95

*Weighted average number of Common Shares - diluted (in thousands) used in the calculation of Non-GAAP-based earnings per share for the three months ended December 31, 2020 were 273,183.
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2020
GAAP-based net loss, attributable to OpenText	$(65,477)
Add:
Provision for (recovery of) income taxes	267,559
Interest and other related expense, net	37,595
Amortization of acquired technology-based intangible assets	54,091
Amortization of acquired customer-based intangible assets	54,926
Depreciation	20,280
Share-based compensation	14,526
Special charges (recoveries)	(17,494)
Other (income) expense, net	(5,251)
Adjusted EBITDA	$360,755

GAAP-based net loss margin	(7.7)%
Adjusted EBITDA margin	42.2%
Reconciliation of Free cash flows

Three Months Ended December 31, 2020
GAAP-based cash flows provided by operating activities	$282,455
Add:
Capital expenditures (1)	(7,651)
Free cash flows	$274,804

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2020 (In thousands, except for per share data)
	Three Months Ended March 31, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$127,565		$(398)	(1)	$127,167
Customer support	32,151		(284)	(1)	31,867
Professional service and other	56,526		(328)	(1)	56,198
Amortization of acquired technology-based intangible assets	63,401		(63,401)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	532,492	65.4%	64,411	(3)	596,903	73.3%
Operating expenses
Research and development	108,184		(1,243)	(1)	106,941
Sales and marketing	166,234		(2,261)	(1)	163,973
General and administrative	68,828		(2,342)	(1)	66,486
Amortization of acquired customer-based intangible assets	59,943		(59,943)	(2)	—
Special charges (recoveries)	9,406		(9,406)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	95,077		139,606	(5)	234,683
Other income (expense), net	(18,923)		18,923	(6)	—
Provision for (recovery of) income taxes	8,891		18,188	(7)	27,079
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	25,965		140,341	(8)	166,306
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.10		$0.51	(8)	$0.61

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 25% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$25,965	$0.10
Add:
Amortization	123,344	0.45
Share-based compensation	6,856	0.03
Special charges (recoveries)	9,406	0.03
Other (income) expense, net	18,923	0.07
GAAP-based provision for (recovery of) income taxes	8,891	0.03
Non-GAAP-based provision for income taxes	(27,079)	(0.10)
Non-GAAP-based net income, attributable to OpenText	$166,306	$0.61
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2020
GAAP-based net income, attributable to OpenText	$25,965
Add:
Provision for (recovery of) income taxes	8,891
Interest and other related expense, net	41,263
Amortization of acquired technology-based intangible assets	63,401
Amortization of acquired customer-based intangible assets	59,943
Depreciation	24,820
Share-based compensation	6,856
Special charges (recoveries)	9,406
Other (income) expense, net	18,923
Adjusted EBITDA	$259,468

GAAP-based net income margin	3.2%
Adjusted EBITDA margin	31.8%
Reconciliation of Free cash flows

Three Months Ended March 31, 2020
GAAP-based cash flows provided by operating activities	$329,601
Add:
Capital expenditures (1)	(16,793)
Free cash flows	$312,808

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2020 (In thousands, except for per share data)
	Nine Months Ended March 31, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$333,371		$(1,152)	(1)	$332,219
Customer support	91,326		(897)	(1)	90,429
Professional service and other	164,468		(917)	(1)	163,551
Amortization of acquired technology-based intangible assets	145,998		(145,998)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,540,044	67.5%	148,964	(3)	1,689,008	74.0%
Operating expenses
Research and development	269,645		(3,719)	(1)	265,926
Sales and marketing	432,162		(6,760)	(1)	425,402
General and administrative	174,958		(8,085)	(1)	166,873
Amortization of acquired customer-based intangible assets	160,561		(160,561)	(2)	—
Special charges (recoveries)	24,579		(24,579)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	412,330		352,668	(5)	764,998
Other income (expense), net	(19,736)		19,736	(6)	—
Provision for (recovery of) income taxes	78,800		13,481	(7)	92,281
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	207,833		358,923	(8)	566,756
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.77		$1.32	(8)	$2.09

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$207,833	$0.77
Add:
Amortization	306,559	1.13
Share-based compensation	21,530	0.08
Special charges (recoveries)	24,579	0.09
Other (income) expense, net	19,736	0.07
GAAP-based provision for (recovery of) income taxes	78,800	0.29
Non-GAAP-based provision for income taxes	(92,281)	(0.34)
Non-GAAP-based net income, attributable to OpenText	$566,756	$2.09
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2020
GAAP-based net income, attributable to OpenText	$207,833
Add:
Provision for (recovery of) income taxes	78,800
Interest and other related expense, net	105,849
Amortization of acquired technology-based intangible assets	145,998
Amortization of acquired customer-based intangible assets	160,561
Depreciation	65,809
Share-based compensation	21,530
Special charges (recoveries)	24,579
Other (income) expense, net	19,736
Adjusted EBITDA	$830,695

GAAP-based net income margin	9.1%
Adjusted EBITDA margin	36.4%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2020
GAAP-based cash flows provided by operating activities	$674,286
Add:
Capital expenditures (1)	(55,005)
Free cash flows	$619,281

(1) Defined as "Additions of property and equipment" in the Condensed Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2021 and 2020:

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	24%	14%	22%	13%
GBP	5%	6%	5%	6%
CAD	3%	11%	3%	10%
USD	60%	53%	63%	56%
Other	8%	16%	7%	15%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2021		Nine Months Ended March 31, 2020
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	23%	14%	23%	14%
GBP	5%	5%	5%	6%
CAD	3%	10%	3%	10%
USD	61%	55%	60%	54%
Other	8%	16%	9%	16%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).